Exhibit 13.1

Certification by the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 20-F of trivago N.V. (the “Company”) for the year ended December 31, 2024 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Johannes Thomas, as Chief Executive Officer of the Company, and Robin Harries, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	2/27/2025

By:	/s/ Johannes Thomas
Name:	Johannes Thomas
Title:	Chief Executive Officer

By:	/s/ Robin Harries
Name:	Robin Harries
Title:	Chief Financial Officer